UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 24, 2015

WBK 1 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55285	47-1738120
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2807 Brahman Dr.
Manvel, TX 77578
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

832-266-2677
(ISSUER TELEPHONE NUMBER)

1530 W Lewis Ave
Phoenix AZ 85007
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 29, 2015, the WBK 1 Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware to change the name of the Registrant to T3 Holdings, Inc., and to increase the authorized shares from 10,000,000 shares of common stock to 50,000,000 shares of common stock, to authorize the issuance of up to 5,000,000 shares of preferred stock, and to give the Company’s Board of Directors the right to designate and issues various series of preferred stock.   The foregoing description of the Amendment to the Articles of Incorporation is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 24, 2015, the Board of Directors and sole stockholder of the Company approved the amendment to the Company’s Certificate of Incorporation to change the name of the Registrant from WBK 1 Inc. to T3 Holdings, Inc., and to amend the Company’s Certificate of Incorporation to increase the authorized shares from 10,000,000 shares of common stock to 50,000,000 shares of common stock, and to give the Company’s Board of Directors the right to designate and issues various series of preferred stock.

On that date, the Stockholders met and approved the amendment to the Certificate of Incorporation and authorized and directed the officers of the Registrant to file such amendment with the State of Delaware.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                      Document

3.3	Certificate of Amendment to Certificate of Incorporation

T3 Holdings, Inc. (formerly WBK 1 Inc.)

By:           /s/ Toan T. Tran
Toan T. Tran
Board of Directors CEO, President and Secretary.

Date:           April 30, 2015